UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 2, 2007

UNIFIED WESTERN GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1 Press release dated August 2, 2007

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2007 Unified Western Grocers, Inc. (the “Company”), of Commerce, California, entered into an Asset Purchase Agreement (the “Agreement”) with Associated Grocers, Incorporated and its subsidiaries (“AG”) of Seattle, Washington. AG is a wholesaler providing food, nonfood, general merchandise and retail services to stores from its office and distribution facilities in Seattle and Renton, Washington. Pursuant to the Agreement, the Company will acquire certain assets, including inventory, prepaid and deferred expenses (other than deferred tax assets), notes receivable, and certain fixed assets, and assume certain liabilities related to the operation of AG, subject to closing and post-closing adjustments based upon the closing balance sheet of AG and other considerations. The closing date of the Agreement is dependent upon approval by AG’s shareholders and other closing requirements. The Agreement includes customary representations, warranties, covenants and indemnification provisions by the respective parties.

The Company and AG may terminate the Agreement prior to closing only by written notice under certain circumstances as defined in the Agreement.

The representations and warranties have been made solely for the benefit of the parties to the Agreement and should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules, (ii) are subject to the materiality standards set forth in the Agreement, which may differ from what may be considered to be material by investors, (iii) were made only as of the date of the Agreement or such other date as specified in the Agreement and (iv) will expire at closing.

Item 7.01 Regulation FD Disclosure.

On August 2, 2007, Unified Western Grocers, Inc. (the “Company”) issued a press release to announce the signing of an Asset Purchase Agreement to purchase certain assets and assume certain liabilities of Associated Grocers, Incorporated and its subsidiaries (“AG”) of Seattle, Washington. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of the Current Report on Form 8-K, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in the Item 7.01 or to Exhibit 99.1. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release attached as Exhibit 99.1, the matters set forth in the press release (including statements as to: the expected benefits of the transaction, including the efficiencies, synergies, financial strength, competitive ability and position of the Company after the transaction; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the possibility that the transaction may not be consummated; the risk that the expected benefits of the transaction may not be realized; the risk that AG’s business may not be integrated successfully into the Company’s; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, issued by the Registrant, dated August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007	UNIFIED WESTERN GROCERS, INC.

	By:	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr., Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, issued by the Registrant, dated August 2, 2007.